UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2014

SUNERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52767	26-4828510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14362 N. Frank Lloyd Wright Blvd., Suite 1000, Scottsdale, AZ 85260

(Address of principal executive offices and Zip Code)

480.477.5010

Registrants telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuit to Rule 14d-2(b) under the Exchange Act (17 CFR. 240.144-2(b))

☐ Pre-commencement communications pursuant to Rule 130-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 12, 2014, effective immediately, Ingenium Accounting Associates (“Ingenium”) resigned as our registered independent public accountants. Ingenium did not provide information as to the reason for the resignation.

The decision to accept the resignation of Ingenium Accounting Associates was approved by our board of directors and our Audit Committee.

During the Company's two most recent fiscal years or any subsequent interim period preceding the resignation of Ingenium there were no disagreements with Ingenium on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ingenium, would have caused it to make reference to the subject matter of the disagreements in connection with their reports on the Company’s financial statements for such years. Ingenium’s audit reports on the financial statements for the years ended December 31, 2012 and 2011 did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that the reports contained explanatory paragraphs in which they indicated conditions existed that raised substantial doubt about our ability to continue as a going concern.

Further there were no other reportable events, as contemplated by Item 304(a)(1)(v) of Regulation S-K, during the two most recent fiscal years and the interim period up to the date of resignation.

We provided Ingenium with a copy of this disclosure before its filing with the Securities and Exchange Commission (“SEC”). We requested that Ingenium provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter provided by Ingenium is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On March 12, 2014 our board of directors approved and authorized the engagement of Anton & Chia, LLP Certified Public Accountants,8800 MacArthur Blvd, Suite 970, Newport Beach, Ca 92660 Tel: 949.769.8905 Fax: 949.623.9885

Info @ancservices.com as our registered independent public accountants.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

16.1 Letter from Ingenium Accounting Associates to the SEC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNERGY INC.

/s/ Garrett Hale

Garrett Hale

President and CEO

Dated: March 19, 2014

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